SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-12

First United Corporation

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)       Title of each class of securities to which transaction applies: N/A

(2)       Aggregate number of securities to which transaction applies: N/A

(3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)       Proposed maximum aggregate value of transaction: N/A

(5)       Total fee paid: N/A

☐ Fee paid previously with preliminary materials: N/A

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)       Amount previously paid:

(2)       Form, Schedule or Registration Statement no.:

(3)       Filing Party:

(4)       Date Filed:

LEADING PROXY ADVISORY FIRM, INSTITUTIONAL SHAREHOLDER SERVICES, RECOMMENDS SHAREHOLDERS VOTE ON FIRST UNITED’S BLUE PROXY CARD

ISS Highlights First United’s Strong Financial & Operational Performance Under CEO Carissa Rodeheaver’s Leadership

Vote on the BLUE Proxy Card Today for First United’s Highly Qualified Candidates: John W. McCullough; John F. Barr; Brian R. Boal; and Marisa A. Shockley

ISS Notes Driver’s Unqualified Director Nominees and Recommends Shareholders DO NOT VOTE on Driver’s WHITE Proxy Card

First United Reminds Shareholders to Revoke Votes on Driver’s WHITE Card by Voting on First United’s BLUE Card

OAKLAND, MARYLAND – MAY 28, 2020 – First United Corporation (NASDAQ: FUNC) (“First United,” “FUNC,” or the “Company”), a bank holding company and the parent company of First United Bank & Trust (the “Bank”), today announced that leading proxy advisory firm, Institutional Shareholder Services Inc. (“ISS”), recommends shareholders vote on the Company’s BLUE proxy card for nominees, John F. Barr, Brian R. Boal, and Marisa A. Shockley.

Important statements by ISS1 in its voting recommendation include:

First United’s Performance Outpaces its Peers and Relevant Timeframes

•	“Over almost all periods of measurement, FUNC has delivered a superior TSR compared to its identified peers and the larger market index during the tenure of CEO Rodeheaver.”

First United’s Directors Are Best Positioned to Lead the Company Forward

•	“Given the company's strong performance under the current CEO, the dissident has not presented a sufficiently compelling case that immediate change–particularly the removal of two of the most recent additions to the board – would be beneficial in this case. Moreover, given their limited public board experience, it's unclear that the members of the dissident slate would be the ideal candidates…”

First United Remains Committed to Shareholder Engagement

•	“…the Company engaged with the dissident, undertook three strategic reviews, offered to settle with the dissident, and offered to meet any other shareholders to hear their views with regards to the current proxy fight.”

First United welcomes this recommendation following ISS’ exhaustive analysis of the Company’s financial performance, operations, long-term growth strategy, and commitment to shareholder engagement, among other positive attributes. These findings make it clear that the dissident’s adamant and repeated demands for a sale of the Company, and the appointment of its unqualified nominees are not in the best interests of shareholders.

First United also acknowledges with appreciation ISS’ support for three of the Company’s directors standing for reelection: John F. Barr; Brian R. Boal; and Marisa A. Shockley. While First United respectfully disagrees with ISS’ recommendation against supporting John McCullough due to ISS’ views on the speed of the Company’s ongoing board and corporate governance refreshments, First United will strongly consider all of ISS suggestions to further enhance its corporate governance practices in the interest of all shareholders. As lead independent director, Mr. McCullough has played an integral role in overseeing the strategy that has delivered the strong performance under Ms. Rodeheaver’s leadership as CEO, which ISS highlighted in its recommendation that shareholders vote on First United’s BLUE proxy card. Moreover, Mr. McCullough fosters an environment in the boardroom where the Board can, and does, challenge management. He also plays a central role in the Board's robust shareholder engagement efforts, and the Board has codified this and other responsibilities in a Lead Director Policy adopted in March of this year.

Additional statements by ISS in support of First United:

A Sale is Not Warranted Given First United’s Strong Operating Performance Under its Current Strategy

•	“FUNC has delivered solid growth and profitability over the last five years and, without accounting for the recent pandemic, appeared to be on target to reach its long-term strategic goals. Over the entirety of the CEO's tenure, the company's TSR has outperformed its peers and a relevant market index through the date which the dissident publicly requested the company proceed with a sale. Further, the company has continued to outperform even after announcing it would not proceed with a sale process and through the current pandemic and resulting market downturn. The company has also shown improving operational performance, with sustained growth in revenues, income, profitability metrics, and an increase in book value per share. The company's performance stands in contrast to the dissident's focus on a sale of the company – which appears to have been the basis for this campaign – despite recent assurances that it will not seek a sale under current market conditions.”

First United’s Strategy Already Proving Effective During the COVID-19 Pandemic

•	“The company appears to be better positioned heading into the current market downturn than it had been in 2007 heading into the financial crisis. FUNC is better capitalized, has a higher net interest margin and greater percentage of no-interest deposits, has a lower exposure to construction and development loans in its portfolio, and has almost halved its exposure to pooled participation loans compared to where it was in 2007. Being better positioned is by no means a guarantee that it will be recession proof. However, it does indicate that management executed on its plan, such that FUNC seems more prepared to weather a crisis than it was 13 years ago.”

YOUR VOTE IS IMPORTANT

VOTE FOR FIRST UNITED’S NOMINEES ON THE BLUE PROXY CARD TODAY

If you have already voted a WHITE proxy card, you may revoke that vote by voting the enclosed BLUE proxy card today.

If you have any questions or require any assistance with respect to voting your shares, please contact the Company’s proxy solicitor, Morrow Sodali LLC:

509 Madison Avenue, Suite 1206

New York, NY 10022

Toll Free: (800) 662-5200

E-mail: FirstUnitedCorp@MorrowSodali.com

Shareholder Contact

Morrow Sodali LLC

Mike Verrechia/Bill Dooley

(800) 662-5200

FirstUnitedCorp@MorrowSodali.com

Media Contact

Prosek Partners

Brian Schaffer / Josh Clarkson / Kristen Duarte

(646) 818-9229 / (646) 818-9259 / (646) 818-9074

bschaffer@prosek.com / jclarkson@prosek.com / kduarte@prosek.com

ABOUT FIRST UNITED CORPORATION

First United Corporation is the parent company of First United Bank & Trust, a Maryland trust company with commercial banking powers, and two statutory trusts that were used as financing vehicles. The Bank has four wholly-owned subsidiaries: OakFirst Loan Center, Inc., a West Virginia finance company; OakFirst Loan Center, LLC, a Maryland finance company; First OREO Trust, a Maryland statutory trust that holds and services real estate acquired by the Bank through foreclosure or by deed in lieu of foreclosure; and FUBT OREO I, LLC, a Maryland company that likewise holds and services real estate acquired by the Bank through foreclosure or by deed in lieu of foreclosure. The Bank also owns 99.9% of the limited partnership interests in Liberty Mews Limited Partnership; a Maryland limited partnership formed for the purpose of acquiring, developing and operating low-income housing units in Garrett County, Maryland. The Corporation’s website is www.mybank.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts, but are statements about management’s beliefs, plans and objectives about the future, as well as its assumptions and judgments concerning such beliefs, plans and objectives. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports that First United Corporation files with the Securities and Exchange Commission (the “SEC”) entitled “Risk Factors”.

IMPORTANT ADDITIONAL INFORMATION

First United, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from First United’s shareholders in connection with the Annual Meeting. First United has filed a definitive proxy statement and a BLUE proxy card with the SEC in connection with any such solicitation of proxies from First United shareholders. SHAREHOLDERS OF FIRST UNITED ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with the SEC in connection with the Annual Meeting. Shareholders can obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by First United with the SEC at no charge at the SEC’s website www.sec.gov. Copies are also available at no charge at First United’s website at http://investors.mybank.com/.

-4-